EXTENSION

OF

SUBSCRIPTION AGREEMENT

THIS EXTENSION, dated July 29, 2022, is to extend the date described in Section 10(b) in Subscription Agreement (the "Agreement") entered and executed between _____ (the "Purchaser") and **AERKOMM INC.** (the "Company") on June 28, 2022. The Agreement is hereby attached herewith as *Exhibit A.* All the terms used in this Extension have the same meanings and definitions unless otherwise specified herein.

WHEREAS, Section 10(b) of the Agreement prescribed that "*the Agreement shall automatically terminate on JULY 29, 2022*[1] *if Closing hereunder shall not have occurred by such date*".

WHEREAS, "Closing" is defined thereof in Section 1 of the Agreement as "*The consummation of the Subscription contemplated hereby (the "Closing") shall occur on the date on which the complete payment of the Purchaser...*". However, the Subscription contemplated has not been consummated as of the date of JULY 29, 2022 for the complete payment of Purchase Price has not been fully made; Company received first installment only.

Therefore, it is the Parties' intention and good faith negotiation, without further revising any clauses of the Agreement and maintain the full force and effect thereof, to agree to the following:

1. It is to the best interest of the Parties that the date of JULY 29, 2022 be extended to DECEMBER 31, 2022 (the "First Extension Date");

2. The Parties further agree to negotiate fifteen (15) days before the First Extension Date to prolong Closing and Closing Date, as defined in Section 1 of the Agreement, so the full performance required of Purchaser can be consummated.

IN WITHNESS WHEREOF, the undersigned have executed the Extension with fully authority and power to bind the entities each represents.

PURCHASER

COMPANY
Aerkomm Inc.

Louis Giordimaina, Chief Executive Officer

1 The Year of 2022 is added here for clarification purpose.

Exhibit A

AERKOMM INC.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the "**Agreement**") is made by and between AERKOMM INC., a Nevada corporation, (the "**Company**"), having principal place of business at 44043 Fremont Blvd., Fremont, California 94538, U. S. A., and the Investor as identified on signature page hereof (the "**Purchaser**" or "**Investor**"), to be effective on the date the Company receives the Agreement signed by the Purchaser and accepted by the Company as noted underneath the signature line hereof.

WHEREAS, subject to the terms and conditions hereof, at the Closing (defined below), Company desires to sell to the Purchaser, and the Purchaser desires to invest and purchase from the Company, certain shares of Common Stock of the Company (such sell and purchase, the "Subscription");

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the Parties hereto, each intending to be legally bound, agree as follows:

1. Closing
The consummation of the Subscription contemplated hereby (the "Closing") shall occur on the date on which the complete payment of the Purchaser and the Company performs Section 5 of this Agreement, or such other mutually agreed upon time (the "Closing Date").

2. Investment

Investor agrees to purchase and invest THREE MILLION ONE HUNDRED THOUSAND EUROS (€3,100,000) ("**Purchase Price**"), at an exchange rate of EUR/USD 1.0584, which shall be paid for by cash or bank check, not in-kind, payable in accordance with the Agreement.

3. Common Stock

Investor agrees to purchase FIVE HUNDRED SIXTEEN THOUSAND, SIX HUNDRED SIXTY-SIX (516,666) of shares of the Common Stock of the Company (the "**Stock**") set forth in this Agreement at a rate of SIX EUROS (€6.00) per share.

4. Payment

Payment of the aggregate Purchase Price for the Stock must be received, in EURO currency, by the Company in its designated account or location on or before the Closing Date before the end of the business hours. Purchaser agrees to pay the first installment payment at the amount of THREE MILLION EUROS (€3,000,000) to Company in its designated account or location on or before JULY 1, 2022 before the end of the business hours.

5. Stock Certificate

The Company will immediately deliver a certificate or an acknowledgment to Investor to signify the representing portion of shares so subscribed and such portion of Purchase Price is received.

6. Representations and Warranties of Purchaser

Because of the exemptions from the registration requirements of the federal Securities Act of 1933 (the "Act") and from the qualification requirements of the California Corporate Securities

Law of 1968 (the "Law") relied upon by the Company in making the sale of the Stock to Purchaser, Purchaser hereby warrants on its behalf that:

(a) Authorization. The Agreement, when executed and delivered by the Purchaser, will constitute a valid and legal obligation of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors Right Agreement, if any, may be limited by applicable federal or state securities laws.

(b) Purchase for Own Account. The Purchaser is purchasing the Stock for investment for the Purchaser's own account only and not with a view to, or for resale in connection with, any "Distribution" thereof within the meaning of the Act or the Law. Further, Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation in the Stock to that person or to any third person.

(c) Legal Investment. The Purchaser will be legally permitted by all laws, and regulations to which the Purchaser is subject. Furthermore, the Purchaser represents that the Purchaser has the power and authority to enter into and perform the Agreement.

(d) No Public Market. The Purchaser acknowledges and understands that no public market now exists for any of the Stock, and the Company has made no assurance that a public market shall ever exist for the Stock. Further, the Purchaser is aware of Rule 144 promulgated under the Act which permits limited public resale of stock acquired in a non-public offering, subject to the satisfaction of certain conditions, including, among other things, the passage of not less than two years after the investor has purchased and completed payment for the stock to be sold.

(e) Ability to Bear Economic Risk. The Purchaser understands that the Stock has not been registered under the Act or qualified under the Law by reason of specific exemptions therefrom, which exemptions may depend upon, among other things, the *bona fide* nature of the investment intent as expressed herein. Further the Purchaser understands that the Stock must be held indefinitely unless it is subsequently registered under the Act and qualified under the Law or an exemption from registration and qualification is available.

(f) Restricted Securities; Limitation on Disposition. The Purchaser understands that in the event the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A or some other registration exemption will be required for any disposition of the Stock.

(g) Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents and warrants that it has satisfied itself to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of the Agreement, including,

without limitation: (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Stock. The purchaser's subscription and payment for, and continued beneficial ownership of the Stock will not violate any applicable securities or other law of the Purchaser's jurisdiction.

(h) Information and Sophistication. The Purchaser acknowledges and agrees (i) that all the information in relation to the subscription and the Company had been received; (ii) that the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock; (iii) that the Purchaser meets the requirements and qualification of an "Accredited Investor" as defined in Rule 501(a) under the General Rules and Regulations promulgated under the Act or that the Purchaser either alone or with the Purchaser's representative(s) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment.

7. Additional Representations of Purchaser

Because of the exemptions from the registration requirements of the Act and from the qualification requirements of the Law relied upon by the Company in making the sale of the Stock to Purchaser, Purchaser hereby additionally warrants, or on its behalf of that said Purchaser, that the Purchaser:

(a) is aware of that the Stock is highly speculative and that there can be no assurance as to what return, if any, there may be;

(b) acknowledges that (i) this Agreement was prepared with its knowledge and consent by counsel for the Company; (ii) it was advised by the Company to consider seeking independent counsel to review this Agreement on its behalf; (iii) it had adequate time to seek the advice of independent counsel and to review this Agreement; (iv) it either obtained the advice of independent counsel or knowingly and intentionally chose not to seek such advice; (v) it fully understands this Agreement and all of its terms and provisions, including, but not limited to, those provisions which significantly restrict its ability to sell, transfer or otherwise dispose of the Stock; and (vi) the restrictions imposed upon its Stock pursuant to this Agreement are reasonable;

(c) has either (i) a preexisting business or personal relationship with the Company or its directors or officers, or (ii) by reason of Purchaser's business or financial experience or the business and financial experience of Purchaser's professional advisor, the capacity to protect Purchaser's own interest in connection with the transaction contemplated by this Agreement; and

(d) is (i) experienced in investing in companies recently organized and in the development stage, (ii) able to fend for itself in connection with this investment, and (iii) able to bear the economic risk of this investment.

8. Representations and Warranties of the Company

The Company represents and warrants to the Purchaser that:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the law of the State of California and has all requisite corporate power to conduct its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties taken as a whole.

(b) Additional Investors. The Company is actively seeking investors interested in investing in the Company. Purchaser acknowledges and agrees that the Company does not have an obligation to notify the Purchaser in accepting any additional investors nor seeking approval from the Purchaser of the same.

9. Securities Legends

A certificate or an acknowledgment issued per Section 5 hereof shall evidence the Stock with legends as follows:

> "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

10.Termination

(a) The Company understands the concerns of the Purchaser that though promising there is no guarantee of the profitability of the business and outcome of the technology while investing the significant amount of the money, both Parties agree to have a cool-off period from the date the Agreement is executed and before the Closing Date ("**Cool- Off Period**"), that either Party may terminate the Agreement anytime during the Cool-Off Period without cause and without being liable to each other. The terminating Party will deliver a written notice to the other Party to effect the termination. Upon termination, the Company will return the Purchase Price to Investor to its designated account, without interests, within ten (10) business days of the date of termination. The termination will not prevent the Purchaser from further investing in the Company at any later time.

(b) This Agreement shall automatically terminate on JULY 29 if Closing hereunder shall not have occurred by such date. Upon such automatic termination, the Company will return the Purchase Price to Investor to its designated account, without interests, within ten (10) business days of the date of termination. The termination will not prevent the Purchaser from further investing in the Company at any later time.

11. Notice

All notices, requests, demands and other communications relating to this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile on the Party to whom notice is to be given, or five (5) business days after mailing if mailed to a Party to whom notice is to be given, by first class mail, postage prepaid, and addressed as set forth below if to the Investor, or as in the first paragraph if to the Company.

12. Governing Law

This Agreement shall be governed by and construed under the laws of Taiwan excluding its conflict of law rules to the extent such rules or by reason of this Agreement, except as expressly provided in this Agreement. Each Party agrees that any dispute arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of Taiwan Taipei District Court.

13. California Corporate Securities Law

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF THE DEPARTMENT OF FINANCIAL PROTECTION AND INNOVATION OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPTED FROM THE QUALIFICATION BY SECTION 25100, 25102 0R 25105 OF THE GENERAL CORPORATION LAW OF CALIFORNIA. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

14. Entire Agreement

This instrument contains the entire agreement of the Purchaser and the Company concerning the Stock and any promises, representations, inducements, or conditions not expressly set forth in this Agreement are of no force or effect.

15. Counterparts

This Agreement may be executed in one or more counterparts with traditional wet-pen, digitally affixed or e-sign signatures, which will be construed together as forming one legal instrument binding all Parties hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement with fully authority and power to bind the entities each represents.

PURCHASER
XXXXXXXXXXX

By its:
Address:
XXXXXXXXXXXX
XXXXXXXXXXXXX
Designated Corresponding Email ____________________

COMPANY
Aerkomm Inc.

By: ________________________________
Louis Giordimaina, Chief Executive Officer

Received and Accepted by the Company on: June 28, 2022